Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-257001) and S-3 (No. 333-257857) of Village Farms International, Inc. of our report dated March 13, 2024 relating to the financial statements, which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

June 24, 2024